Exhibit 5.1

26 August 2022

PRIVATE AND CONFIDENTIAL

Board of Directors
Kalera Public Limited Company
10 Earlsfort Terrace
Dublin 2
D02 T380
Ireland

Re:    Kalera Public Limited Company (the “Company”)

To whom it may concern:
1.    Basis of Opinion
1.1    We are acting as Irish counsel to the Company, registered number 606356, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 10 Earlsfort Terrace, Dublin 2 in connection with a registration statement on Form S-8 to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) on (the “Registration Statement”) relating to the registration of 2,788,449 Ordinary Shares with a nominal value of $0.0001 per share of the Company (the “Securities”) which may be issued pursuant to the Kalera PLC 2022 Long-Term Stock Incentive Plan (the “2022 Plan”).
1.2    This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners, which may occur after the date of this Opinion.
1.3    This Opinion is also strictly confined to:
(a)    the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;
(b)    the documents listed in t Schedule 1 to this Opinion (the “Documents”); and
(c)    the searches listed at 1.5 below.
1.4    In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.5    For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 23 August 2022 (collectively the “Searches”):DD
(a)    on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;
(b)    in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and
(c)    in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.
1.6    This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.
1.7    No opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.
2.    Opinion
Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:
2.1    the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Securities;
2.2    the Securities, when issued by the Company and, if required, paid for, pursuant to and in accordance with the terms and conditions of the 2022 Plan and upon such Securities being entered as fully paid on the register of members of the Company, will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Securities).
3.    Assumptions
For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:
Registration Statement and the Securities
3.1    that the Company will receive consideration equal to the aggregate of the nominal value and any premium required to be paid up on the Securities issued pursuant to the awards under the 2022 Plan and that such consideration will be in cash and/or otherwise provided in accordance with Irish law;
3.2    that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;
3.3    that the vesting of any awards granted under the 2022 Plan and the issue of the Securities upon vesting of such awards (and the issue of the Securities in connection with any other awards granted under the 2022 Plan) will be conducted in accordance with the terms and the procedures described in the 2022 Plan and the applicable Award Agreement (as defined in the 2022 Plan);
3.4    that the exercise of any options granted under the 2022 Plan and the issue of any Securities upon exercise of such options (and the issue of any Securities in connection with any other awards granted under the 2022 Plan) will be conducted in accordance with the terms and the procedures described in the 2022 Plan and the applicable Award Agreement (as defined in the 2022 Plan);
3.5    that all relevant authorisations, approvals, consents and licences required in any jurisdiction (other than Ireland) and all formalities and requirements of the laws of any relevant jurisdiction (other than Ireland) and of any regulatory authority therein applicable to the execution, performance, delivery, enforceability and admissibility in evidence of the 2022 Plan: (i) have been made, done or obtained, as the case may be; and (ii) have been and will be duly complied with (and in each case (where applicable): (a) they are in full force and effect; and (b) were made, done, obtained or complied within any applicable time period);
3.6    with respect to Securities issued on or after 28 June 2027 (the date of expiry of the Company’s authority to issue Securities), that the Company will have renewed its authority to issue the Securities in accordance with the terms and conditions set out in the Constitution of the Company and the Companies Act 2014 (as amended) (the “Act”);
3.7    that (i) the Securities will be quoted on the Nasdaq Global Market at the time of their issue or (ii) the Securities will not derive their value or the greater part of their value directly or indirectly from land or minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;
Authenticity and bona fides
3.8    the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;
3.9    that the copies produced to us of minutes of meetings and/or resolutions are true and correct copies of the originals documents, and the signatures on such documents are genuine;
3.10    that the persons identified as the directors of the Company are actually serving as such and that any certificates representing the Securities will be properly executed by one or more such persons;
3.11    there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Documents have been entered into in good faith for bona fide business purposes;
Accuracy of Searches and Information
3.12    the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and
3.13    the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.
4.    Disclosure
This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the Registration Statement.

In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox LLP
ARTHUR COX LLP

SCHEDULE 1
DOCUMENTS EXAMINED
1.    The Registration Statement and the documents incorporated by reference therein.
2.    The 2022 Plan.
3.    A copy of the resolution of the board of directors of the Company dated 28 June 2022.
4.    A copy of the resolution in writing of the shareholder of the Company dated 28 June 2022.
5.    A copy of the Constitution of the Company adopted on 28 June 2022.
6.    An Officer’s Certificate of the secretary of the Company dated on or around the date hereof.
7.    A copy of the Certificate of Incorporation of the Company as a private company limited by shares under the Act dated 19 June 2017.
8.    A copy of the Certificate of Incorporation of the Company on registration as a public limited company under the Act dated 29 March 2022.
9.    A copy of the Certificate of Incorporation of the Company on change of name to Kalera PLC dated 8 April 2022.
10.    Letter of Status from the Irish Companies Registration Office in respect of the Company dated 23 August 2022.